 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2024

THOR Industries, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-9235	93-0768752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52700 Independence Court, Elkhart, Indiana	46514-3305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (574) 970-7460

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par value $.10 Per Share)	THO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

THOR Industries, Inc. (the “Company”) held its 2024 annual meeting of shareholders (the “Annual Meeting”) on December 20, 2024. At the Annual Meeting, there were 47,956,693 shares of common stock of the Company present in person or by proxy and entitled to vote. The Company’s shareholders were asked to vote on three proposals: (1) the election of nine directors, (2) the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2025, and (3) the approval, on an advisory basis, of the compensation of the Company’s named executive officers.

Proposal #1 – Election of Directors. The shareholders elected nine nominees as directors to hold office until the 2025 annual meeting of shareholders and until their respective successors are duly elected and qualified by the following vote:

Nominees	FOR	WITHHELD
01) Andrew Graves	45,576,407	157,489
02) Christina Hennington	45,590,867	143,029
03) Amelia A. Huntington	45,650,768	83,128
04) Laurel Hurd	45,659,486	74,410
05) William J. Kelley, Jr.	45,626,006	107,890
06) Christopher Klein	45,465,102	268,794
07) Jeffrey Lorenger	45,672,125	61,771
08) Robert W. Martin	45,689,311	44,585
09) Peter B. Orthwein	45,577,255	156,641

Proposal #2 – Ratification of the appointment of Deloite &Touche LLP as our independent registered public accounting firm for our Fiscal Year 2025.

FOR	AGAINST	ABSTAIN
45,981,754	1,955,851	19,088

Proposal #3 – Non-binding advisory vote to approve the compensation of our named executive officers.

FOR	AGAINST	ABSTAIN
44,324,796	1,370,522	38,578

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THOR Industries, Inc

Date: December 20, 2024		/s/ Trevor Gasper
	Name:	Trevor Gasper
	Title:	Senior Vice President General Counsel and Secretary